GENERAL FINANCE CORPORATION REPORTS SECOND QUARTER RESULTS FOR FISCAL YEAR 2017

PASADENA, CA – February 6, 2017 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions in North America and in the Asia-Pacific region of Australia and New Zealand (the "Company"), today announced its consolidated financial results for the second quarter and six months ("YTD") ended December 31, 2016.

Second Quarter 2017 Highlights
•	Total revenues were $72.3 million, compared to $83.3 million for the second quarter of fiscal year 2016.
•	Leasing revenues comprised 64% of total non-manufacturing revenues versus 55% for the second quarter of fiscal year 2016.
•	Leasing revenues increased by 5%, excluding the oil and gas sector and the favorable foreign currency impact.
•	Adjusted EBITDA was $17.8 million, compared to $18.9 million in the second quarter of fiscal year 2016.
•	Adjusted EBITDA margin was 25%, compared to 23% in the second quarter of fiscal year 2016.
•
Net loss attributable to common shareholders was $0.6 million, or $0.02 per diluted share, compared to net income attributable to common shareholders of $0.1 million, or $0.00 per diluted share, for the second quarter of fiscal year 2016.

•	Average fleet unit utilization was 79% for both second quarter periods of fiscal years 2016 and 2017.
•	One acquisition completed in the Asia-Pacific region during the quarter.

YTD 2017 Highlights
•	Total revenues were $135.1 million, compared to $147.1 million for the first six months of fiscal year 2016.
•	Leasing revenues comprised 65% of total non-manufacturing revenues versus 60% for the first six months of fiscal year 2016.
•	Leasing revenues increased by 8%, excluding the oil and gas sector and the favorable foreign currency impact.
•	Adjusted EBITDA was $30.7 million, compared to $32.8 million for the first six months of fiscal year 2016.
•	Adjusted EBITDA margin was 23%, compared to 22% in the six months of fiscal year 2016.
•
Net loss attributable to common shareholders was $2.8 million, or $0.11 per diluted share, compared to net loss attributable to common shareholders of $1.9 million, or $0.07 per diluted share, for the first six months of fiscal year 2016.

•	Average fleet unit utilization was 77% for both six month periods of fiscal years 2016 and 2017.
•	Completed three acquisitions during the first six months of fiscal year 2017, two in North America and one in the Asia-Pacific region.

Management Commentary

"We are encouraged with the sequential growth of our second quarter of fiscal year 2017, as we delivered better than expected results in both of our geographic venues, giving us increasing confidence into calendar year 2017," said Ronald Valenta, Chairman and Chief Executive Officer. "In North America, we are seeing signs of increased production activity in the oil and gas sector in Texas, and in the Asia-Pacific region we are benefitting from higher leasing revenues and a strengthening Australian dollar relative to the U.S. dollar. At the same time, our geographic expansion continued with the opening of six greenfield locations within our existing geographic footprint fiscal year-to-date, along with the completion of two acquisitions in North America, which added two new locations, and one in the Asia-Pacific."

Charles Barrantes, Executive Vice President and Chief Financial Officer, commented, "We are pleased with Royal Wolf's successful refinancing of the A$100 million Facility A portion of its credit facility, extending its maturity date by five years to January 2022. Our North American credit facility is also in the process of being refinanced, which we expect to have completed well ahead of its September 2017 maturity date. Additionally, we believe that the second half of our current fiscal year will show adjusted EBITDA growth from the second half of last fiscal year."

Second Quarter 2017 Operating Summary

North America
Revenues from our North American leasing operations for the second quarter of fiscal year 2017 totaled $40.7 million, compared with $43.5 million for the second quarter of fiscal year 2016, a decrease of 6%. Leasing revenues declined by approximately 3% on a year-over-year basis, primarily as a result of a 40% drop from the oil and gas sector. However, leasing revenues increased from all other sectors by 10%, primarily driven by an increase in the commercial sector. Adjusted EBITDA for the second quarter of fiscal year 2017 was $10.9 million, compared with $13.0 million for the year-ago second quarter. The decrease was primarily due to the softness in our liquid containment business.

North American manufacturing revenues for the second quarter of fiscal year 2017 totaled $1.9 million and included intercompany sales of $0.3 million from products sold to our North American leasing operations. This compares to $2.6 million of total sales and negligible intercompany revenues during the second quarter of fiscal year 2016. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was a loss of $0.5 million for the quarter, as compared to a loss of approximately $1.0 million in the second quarter of fiscal year 2016.

Asia-Pacific
Revenues from the Asia-Pacific for the second quarter of fiscal year 2017 totaled $30.0 million, compared with $37.2 million for the second quarter of fiscal year 2016, a decrease of 19%. The decline in revenues occurred primarily in the transportation, construction and consumer sectors, and was largely driven by last year's inclusion of three lower margin sales to freight customers of approximately $8.0 million, that were not repeated this fiscal year. These declines were partially offset by an increase in the oil and gas sector and were accompanied by an approximate 5% favorable foreign currency translation effect between periods. Leasing revenues increased by approximately 15% on a year-over-year basis, primarily as a result of increases in the oil and gas, construction and special events sectors. Adjusted EBITDA for the second quarter of 2017 was $8.4 million, compared with $7.8 million for the same quarter last year, an increase of approximately 7%. On a local currency basis, revenues decreased by 24% and adjusted EBITDA increased by approximately 2%.

Balance Sheet and Liquidity Overview

At December 31, 2016, the Company had total debt of $361.4 million and cash and cash equivalents of $6.4 million, compared with $352.2 million and $9.3 million at June 30, 2016, respectively. At December 31, 2016, our Asia-Pacific leasing operations had $8.3 million (A$11.6 million) available to borrow under its $108.1 million (A$150.0 million) credit facility, and our North America leasing operations had $9.0 million available to borrow under its $232 million credit facility.

During the first six months of fiscal year 2017, the Company generated cash from operating activities of $10.9 million, as compared to $25.4 million for the first six months of fiscal year 2016. For the first six months of fiscal year 2017, the Company invested a net $15.1 million ($7.1 million in North America and $8.0 million in the Asia-Pacific) in the lease fleet, as compared to $17.3 million in net fleet investment ($11.8 million in North America and $5.5 million in the Asia-Pacific) in the first six months of fiscal year 2016.

Receivables were $46.7 million at December 31, 2016, as compared to $38.1 million at June 30, 2016. Days sales outstanding in receivables at December 31, 2016 for our Asia-Pacific and North American leasing operations increased from 36 to 56 days and from 49 to 54 days, respectively, since June 30, 2016.
Outlook

On our first quarter call, we stated that we expected consolidated adjusted EBITDA would be flat to increasing up to 10% in fiscal year 2017 from fiscal year 2016. Based on our year-to-date results and assuming the average exchange rate for the Australian dollar versus the U.S. dollar remains at current levels for the remainder of fiscal year 2017, management believes that consolidated adjusted EBITDA will be in the lower end of that range, and that consolidated revenues for fiscal year 2017 will now be in the range of $270 million to $285 million. This outlook does not take into account the impact of any additional acquisitions that may occur in fiscal year 2017.

Conference Call Details
Management will host a conference call today at 11:30 a.m. Pacific Time (2:30 p.m. Eastern Time) to discuss the Company's operating results. The conference call number for U.S. participants is (866) 901-5096, and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 53701710. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.
A replay of the conference call may be accessed through February 13, 2017 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 53701710.
After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.
About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions.  Management's expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company's subsidiaries.  The Company's Asia-Pacific leasing operations in Australia and New Zealand consist of majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those countries. The Company's North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings.  The Company also owns 90% of Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and other steel-related products in North America.   Royal Wolf's shares trade under the symbol "RWH" on the Australian Securities Exchange.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management's views with respect to future financial and operating results, competitive pressures, increases in interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian resources industry or the U.S. oil and gas and construction industries, or a write-off of all or a part of our goodwill and intangible assets. These risks and uncertainties could cause actual outcomes and results to differ materially from those described in our forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by these cautionary statements. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-622-8223
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)
	Quarter Ended December 31,		Six Months Ended December 31,
	2015	2016	2015	2016

Revenues
Sales:
Lease inventories and fleet	$36,706	$25,387	$57,027	$45,759
Manufactured units	2,485	1,663	4,622	2,757
	39,191	27,050	61,649	48,516
Leasing	44,076	45,277	85,404	86,609
	83,267	72,327	147,053	135,125

Costs and expenses
Cost of sales:
Lease inventories and fleet (exclusive of the items shown separately below)	28,039	18,140	42,584	31,972
Manufactured units	3,509	2,115	6,333	3,527
Direct costs of leasing operations	17,622	18,658	34,197	36,518
Selling and general expenses	16,174	16,429	32,938	32,957
Depreciation and amortization	9,235	9,888	18,314	19,391

Operating income	8,688	7,097	12,687	10,760

Interest income	20	13	37	36
Interest expense	(4,965)	(5,016)	(9,980)	(9,847)
Foreign currency exchange gain (loss) and other	(611)	189	(503)	94
	(5,556)	(4,814)	(10,446)	(9,717)

Income before provision for income taxes	3,132	2,283	2,241	1,043

Provision for income taxes	1,252	913	896	417

Net income	1,880	1,370	1,345	626

Preferred stock dividends	(922)	(922)	(1,844)	(1,844)
Noncontrolling interests	(861)	(1,087)	(1,424)	(1,558)

Net income (loss) attributable to common stockholders	$97	$(639)	$(1,923)	$(2,776)

Net income (loss) per common share:
Basic	$0.00	$(0.02)	$(0.07)	$(0.11)
Diluted	0.00	(0.02)	(0.07)	(0.11)

Weighted average shares outstanding:
Basic	26,029,117	26,300,061	26,018,997	26,259,433
Diluted	26,321,491	26,300,061	26,018,997	26,259,433

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2016	December 31, 2016
Assets
Cash and cash equivalents	$9,342	$6,388
Trade and other receivables, net	38,067	46,660
Inventories	34,609	31,515
Prepaid expenses and other	9,366	9,301
Property, plant and equipment, net	26,951	25,053
Lease fleet, net	419,345	420,344
Goodwill	102,546	103,107
Other intangible assets, net	33,348	30,643
Total assets	$673,574	$673,011

Liabilities
Trade payables and accrued liabilities	$43,476	$38,686
Income taxes payable	175	—
Unearned revenue and advance payments	14,085	14,635
Senior and other debt, net	352,220	361,350
Deferred tax liabilities	39,006	39,040
Total liabilities	448,962	453,711

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series)	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 26,218,772 and 26,354,663 shares issued and outstanding at June 30, 2016 and December 31, 2016, respectively	3	3
Additional paid-in capital	122,568	121,187
Accumulated other comprehensive loss	(14,129)	(10,942)
Accumulated deficit	(10,010)	(15,926)
Total General Finance Corporation stockholders' equity	138,532	134,422
Equity of noncontrolling interests	86,080	84,878
Total equity	224,612	219,300
Total liabilities and equity	$673,574	$673,011

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income ("EBITDA") and adjusted EBITDA are non-U.S. GAAP measures. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations.  In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following tables show our adjusted EBITDA and the reconciliation from net income on a consolidated basis and from operating income (loss) for our geographic segments (in thousands):

	Quarter Ended December 31,		Six Months Ended December 31,
	2015	2016	2015	2016
Net income	$1,880	$1,370	$1,345	$626
Add (deduct) —
Provision for income taxes	1,252	913	896	417
Foreign currency exchange loss (gain) and other	611	(189)	503	(94)
Interest expense	4,965	5,016	9,980	9,847
Interest income	(20)	(13)	(37)	(36)
Depreciation and amortization	9,436	10,086	18,722	19,787
Share-based compensation expense	727	596	1,353	191
Adjusted EBITDA	$18,851	$17,779	$32,762	$30,738

	Quarter Ended December 31, 2015				Quarter Ended December 31, 2016
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$4,125	$7,003	$(1,351)	$(1,270)	$3,956	$4,964	$(733)	$(1,268)
Add -
Depreciation and amortization	3,448	5,913	260	1	4,218	5,851	198	8
Share-based compensation Xexpense	246	107	37	337	194	82	22	298
Adjusted EBITDA	$7,819	$13,023	$(1,054)	$(932)	$8,368	$10,897	$(513)	$(962)
Intercompany adjustments				$(5)				$(11)

	Six Months Ended December 31, 2015				Six Months Ended December 31, 2016
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$6,821	$10,789	$(2,498)	$(2,811)	$6,819	$7,570	$(1,351)	$(2,603)
Add -
Depreciation and amortization	6,919	11,649	526	1	8,026	11,732	396	10
Share-based compensation Xexpense	377	219	74	683	(522)	167	44	502
Adjusted EBITDA	$14,117	$22,657	$(1,898)	$(2,127)	$14,323	$19,469	$(911)	$(2,091)
Intercompany adjustments				$13				$(52)